                                                                    Exhibit 10.8

                           LEASE AMENDMENT AGREEMENT

This Lease Amendment Agreement made of the 27th day of August, 1996, between American National Bank and Trust Company of Chicago, not individually but as Trustee under a Trust Agreement dated February 14, 1983 and known as Trust No. 56881 ("Landlord") and Mobius Management Systems, Inc., a New York corporation ("Tenant").

WHEREAS, Landlord and Tenant have entered into a lease ("Lease") dated December 20, 1993 for certain premises containing approximately 7,214 rentable square feet (the "Premises") in the building commonly known as 600 West Fulton Street, Chicago, Illinois (the "Building") for a Term ending January 31, 1999; and

WHEREAS, Landlord and Tenant desire to extend the Term of the Lease and also increase the size of the Premises:

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties covenant and agree as follows:

1. Effective September 1, 1996, the Premises are increased by the addition of 5,179 rentable square feet on the third floor, said 5,179 rentable square being leased on an "as is" basis. Effective September 1, 1996, the Premises, for all purposes of the Lease shall comprise a total of 12,393 rentable square feet on the third floor and is described in plan attached hereto as Exhibit A.

2. The Term of the Lease is hereby extended to the end of August 31, 2001 upon the terms and conditions contained in the Lease as amended hereby.

3. Effective September 1, 1996, the Base Rent shall be as follows:

                                     Annual                   Base

Lease Period                         Base Rent                Monthly Rent

------------                         ---------                ------------

September 1, 1996 -
August 31, 1997                      $155,678.04              $12,973.17

September 1, 1997 -
August 31, 1998                      $158,791.60              $13,232.63

September 1, 1998 -
February 28, 1999                    $161,967.43              $13,497.29

March 1, 1999 -
August 31, 1999                      $154,168.92              $12,847.41

September 1, 1999
August 31, 2000                      $157,275.73              $13,106.31

September 1, 2000 -
August 31, 2001                      $160,421.24              $13,368.44

4.    Effective September 1, 1996 Tenant's Proportionate share shall be 6.37%.

5. Effective September 1, 1996 Paragraphs R-6 and R-7 are no longer in effect.

6. Each party warrants and represents that it has not dealt with any broker in connection with this Lease Amendment Agreement. Each party agrees to defend, save and hold harmless the other from any claims for fees and commissions and against any liability (including reasonable attorneys' fees) by reason of its breach of such representation and warranty.

7. Paragraphs R-5 of the Rider to the Lease entitled "Renewal Option" is amended in the following respects:

      a. The reference to "October 31, 1998" is deleted and replaced by "January 31, 2001".

      b. The reference to "February 1, 1999 to January 31, 2004" is deleted and replaced by "September 1, 2001 to August 31, 2006".

      c. The reference to "January 31, 2004" after "its option to extend the Term of the Lease to" is deleted and replaced by "August 31, 2006".

      d. The reference to "October 21, 2003" is deleted and replaced by "January 31, 2006".

      e. The reference to "February 1, 2004 to January 31, 2009" is deleted and replaced by "September 1, 2006 to August 31, 2011".

      f. The reference in both renewal options to "the then prevailing market rate for comparable space" is deleted and replaced by "the then prevailing market rate (the rate at which Landlord is offering space to prospective tenants) for comparable space".

8. Except as modified herein, all of the provisions of the Lease remain in full force and effect. In the event of any inconsistency or conflict between the Lease and this Lease Amendment Agreement, this Lease Amendment Agreement shall prevail and control.

9. This instrument is executed by the undersigned Landlord, not personally, but solely as Trustee aforesaid, and it is expressly understood and agreed by the parties hereto, anything herein to the contrary notwithstanding, that each and all of the covenants, undertakings, representations and agreements of the Trustee are not made individually, or for the purpose of binding it personally, but this instrument is executed and delivered by Landlord as Trustee, solely in the exercise of powers conferred upon it as such Trustee under said Trust Agreement and no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against the Landlord on account hereof, or on account of any covenant, undertaking, representation or agreement herein contained, either expressed or implied, all such personal liability, if any, being duly expressly waived and released by the parties hereto, and by all persons claiming by or through or under said parties.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment Agreement as of the date first above written.

TENANT                                    LANDLORD

Mobius Management Systems, Inc.           American National Bank and
                                          Trust Company of Chicago
                                          as Trustee aforesaid

By:                                       By:

  -----------------------------              ----------------------------
                                          Its Authorized Officer

April 27, 1994

Mr. David Gordon
Mobius Management Systems, Inc.
One Ramada Plaza
New Rochelle, NY  10801

Dear David:

Enclosed please find your fully executed Lease Agreement for space in The 600 Fulton Building.

If you have any questions, please don't hesitate to call me.

Sincerely,

Sondra Berman Epstein
President

dj

Enclosure

cc:   Mr. Richard Prince w/enclosures
      Mr. Raymond Epstein
      Mr. Sidney Epstein
      Ms. Kay Shannon
      Ms. Wendy Struck

                                     LEASE
                                     -----

BUILDING:         600 West Fulton Building

ADDRESS:          600 West Fulton Street, Chicago, Illinois

                                   LANDLORD

American National Bank and Trust Company of Chicago, not individually, but as Trustee under a Trust Agreement dated February 14, 1983, and known as Trust No. 56881.

                                    TENANT
                                    ------

                        Mobius Management Systems, Inc.
                        -------------------------------
                              a New York corporation
                              ----------------------

                                 DATE OF LEASE

                               December 20, 1993
                               -----------------

                               TABLE OF CONTENTS

Paragraph                                                                 Page

1     BASE RENT                                                              1
2     ADDITIONAL RENT                                                        1
3     SERVICE                                                                7
4     CONDITION OF PREMISES                                                  8
5     FAILURE TO GIVE POSSESSION                                             9
6     USE OF PREMISES                                                       10
7     CARE AND MAINTENANCE                                                  13
8.    ALTERATIONS                                                           14
9     ACCESS TO PREMISES                                                    16
10    UNTENANTABILITY                                                       17
11    INSURANCE                                                             18
12    SUBROGATION                                                           19
13    EMINENT DOMAIN                                                        20
14    ASSIGNMENT-SUBLETTING                                                 20
15    WAIVER OF CLAIMS AND INDEMNITY                                        22
16    MORTGAGE-GROUND LEASE                                                 24
17    CAPITAL EXPENDITURES                                                  25
18    CERTAIN RIGHTS RESERVED TO THE LANDLORD                               25
19    HOLDING OVER                                                          27

20    LANDLORD'S REMEDIES                                                   27
21    DEFAULT UNDER OTHER LEASE                                             31
22    SURRENDER OF POSSESSION                                               31
23    NOTICES                                                               32
24    RELOCATION OF TENANT
25    SECURITY DEPOSIT
26
27    MISCELLANEOUS                                                         34
28    LANDLORD'S LIABILITY                                                  37
      EXHIBIT A - PLAN OF PREMISES
      EXHIBIT B - LEGAL DESCRIPTION
      RIDER

      THIS LEASE, made as of this 20th day of December ___, 1993, between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not individually but as Trustee under a Trust Agreement dated February 14, 1983, and known as Trust No. ______ ("Landlord") and Mobius Management Systems, Inc., a New York corporation ("Tenant");

                             W I T N E S S E T H:

      THAT Landlord hereby leases to Tenant, and Tenant accepts the premises (the "Premises") being 7,214 rentable square feet at the southwest corner of the third floor and described in the plan attached hereto as Exhibit A in the building (the "Building"), situated on the premises legally described on Exhibit B and commonly known as 600 West Fulton Street, Chicago, Illinois (the "Property"), for a term of five (5) years, unless sooner terminated as provided herein, commencing February 1, 1994, and ending January 31, 1999 (the "Term"), to be occupied and used by the Tenant for general offices and no other purpose, subject to the agreements herein contained.

      IN CONSIDERATION THEREOF, THE PARTIES COVENANT AND AGREE AS FOLLOWS:

      1. BASE RENT. The Tenant shall pay as Base Rent to Landlord or to such other person or at such other place as Landlord may direct in writing, the sum of $________ see Rider ____, in equal monthly installments of $ see Rider _____, in advance without notice on or before the first day of each calendar month of the term commencing February 1, 1994, without any set-off or deduction whatsoever, except that Tenant shall pay the monthly installment for the first full month of the Term for which rent is due upon the execution of this Lease. Unpaid rent shall bear interest at the rate set forth in Section 27(f), from the date due until paid. Tenant agrees to do and perform each and every covenant, agreement and obligation to be performed by Tenant hereunder. If the Term commences on other than the first day of a month or ends on other than the last day of a month, then the rent for such month shall be prorated for such fractional period and paid promptly by Landlord.

      2. ADDITIONAL RENT. In additional to paying the Base Rent specified in Paragraph 1, Tenant shall pay as "Additional Rent" the amounts determined as hereinafter set forth. The Base Rent and the Additional Rent are sometimes hereinafter collectively referred to as the "Rent."

            (a)   Definitions. As used in this Paragraph 2, the terms:

                        (i) "Calendar Year" shall mean the twelve month period
                  January through December for any year in which this Lease is in effect;

                        (ii) "Tenant's Proportionate Share" shall be 3.71%, a
                  percentage determined by dividing 194,581 square feet, the rentable area contained in the Building, into 7,214 square feet, the rentable area of the third floor contained in the Premises;

                        (iii) "Taxes" shall mean all real estate taxes and
                  assessments, special or otherwise, levied or assessed upon or with respect to the Property and/or Building, and ad valorem taxes for Landlord's personal property used in connection therewith. Should the State of Illinois or the City of Chicago, or any political subdivision of either, or any other governmental authority having jurisdiction over the Property or the Building, impose a tax, assessment, charge or fee, or increase a then existing tax assessment, charge or fee, which Landlord shall be required to pay, either by way of substitution for such real estate taxes and ad valorem personal property taxes, or assessed against the Property or Building, or in addition to such real estate taxes and ad valorem personal property taxes, or impose an income or franchise tax or a tax on rents which may be in addition to or in substitution for a tax levied against the Property and/or the Building and/or Landlord's personal property used in connection with the Property and Building, such taxes, assessments, fees or charges shall be deemed to constitute Taxes hereunder. In the event the Property and Building are not fully assessed for real estate tax purposes for any Calendar Year, the Taxes for that year shall be adjusted by Landlord to reflect the Taxes as though the Property and Building were fully assessed. "Taxes" shall include all special taxes and assessments, installments of which are required to be paid and all fees and costs incurred by Landlord in seeking to obtain reduction of, or a limit on the increase in any Taxes, regardless of whether any reduction or limitation is obtained.

                        (iv) "Operating Expenses" for any Calendar Year shall
                  mean all expenses, costs and disbursements of every kind and nature (other than Taxes) incurred by Landlord in connection with the ownership, maintenance, operation and repair of the Building, including, but not limited to, salaries and wages of employees of the Building (including social security taxes, unemployment insurance costs, cost of disability benefits, pension, hospitalization or retirement plans), insurance premiums, management fees, utilities (except to the extent separately metered and payable by tenants in the Building), scavenger and snow removal services and other expenses similar or dissimilar. Operating Expenses shall not include:

                              a. costs of capital improvements, except for any
                        capital improvements made or installed for the purpose of saving labor or otherwise reducing Operating Expenses;

                              b. depreciation (except on miscellaneous equipment
                        used in the maintenance of the Property), interest and principal payments on mortgages, and other debt costs, if any; and

                              c. real estate broker's leasing commissions or
                        compensation.

                  Any services provided by Landlord shall be at rates that are competitive with rates of third parties who would be providing similar services. In the event the Building is not fully occupied during any Calendar Year, the Operating Expenses for that year shall be adjusted by Landlord to reflect the Operating Expenses as though the Building were fully occupied.

                        (v) "Base Tax Amount" shall equal $2.65 per rentable
                  square foot;

                        (vi) "Operating Expense Base Amount" shall equal $ See
                  Rider;


                        (vii) "Rentable Area" shall be computed by measuring the
                  inside finish of exterior glass panels and shall include, without limitation, all areas within such glass panels and shall also include:

                              a. with respect to each single tenancy floor,
                        toilets, air conditioning rooms, fan rooms, janitors closet, telephone closets, electrical closets and elevator lobbies within and serving only such floor, or

                              b. with respect to each multiple tenancy floor,
                        the Tenant's Proportionate Share of the areas described in the preceding subsection.

                  Rentable areas shall exclude the lobby, the loading dock receiving room, the basement, elevator shafts, flues, stacks and vertical ducts with their enclosing walls;

                        (viii) "Lease Year" shall be a twelve month period of
                  the Lease commencing on the calendar day on which the Lease Term first begins.

            (b) Tax and Operating Expense Escalation. Tenant shall pay to Landlord as Rent, in addition to the Base Rent required by Paragraph 1,
      (i) an amount ("Tax Escalation Amount") equal to Tenant's Proportionate Share of the amount by which the Taxes assessed with respect to each Calendar Year exceed the Base Tax Amount and (ii) an amount ("Operating Expenses Escalation Amount") equal to Tenant's Proportionate Share of the amount by which the Operating Expenses incurred by Landlord with respect to each Calendar Year exceeds the Operating Expense Base Amount with respect to each Calendar Year, in monthly installments for each month in which this Lease is in effect, at the same time and place as Base Rent under Paragraph 1 is to be paid, in amounts reasonably estimated based on prior year increases from time to time by Landlord by a written notice to Tenant. Landlord agrees to keep books and records showing Operating Expenses and Taxes in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis. Landlord shall deliver to Tenant within ninety (90) days after the close of each Calendar Year (including the Calendar Year in which this Lease terminates), a report certified by an officer or agent of Landlord. The report shall contain the following:

                  (i) The officer's or agent's statement that the books and
            records covering the operation of the Building have been maintained in accordance with the requirements of this paragraph;

                  (ii) The amount by which the Taxes for such Calendar Year
            exceed the Base Tax Amount; and

                  (iii) The amount by which the Operating Expenses for such
            Calendar Year exceed the Operating Expense Base Amount.
      After receipt of such report, Landlord shall cause the Tax Escalation Amount and the Operating Expense Escalation Amount for such Calendar Year to be computed based on such report and shall deliver to Tenant a statement of the Tax Escalation Amount and the Operating Expense Escalation Amount. Tenant shall pay any deficiency with respect to the Tax Escalation Amount and/or the Operating Expense Escalation Amount to Landlord as shown by such statement within fifteen (15) days after demand therefor. If the total amount paid by Tenant during any Calendar Year with respect to the Tax Escalation Amount exceeds the Tax Escalation Amount for such Calendar Year or if the total amount paid by Tenant during any Calendar Year with respect to the Operating Expense Escalation Amount exceeds the Operating Expense Escalation Amount for such Calendar Year, such excess shall be credited against payments next due under this Paragraph 2(b). If no such payments are next due, such excess shall be refunded by Landlord. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for the year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such year if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. Except as provided in the preceding two sentences, all references to Taxes for a particular year shall be deemed to refer to Taxes levied, assessed or otherwise imposed for such year without regard to when such Taxes are payable. If the Term commences on other than the first day of a Calendar Year, or ends on other than the last day of the Calendar Year, then the Additional Rent due under this Paragraph 2(b) for such Calendar Year shall be prorated for such fractional Calendar Year.

            (c) Miscellaneous. All amounts due under this Paragraph 2 as Additional Rent shall be payable in the manner and at such place as Base Rent provided for in Paragraph 1. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Paragraph 2 shall survive the expiration of the Term.

      3.    SERVICE. The Landlord shall furnish:

            (a) Heat and air-cooling when necessary, in the Landlord's judgment, to provide for the comfortable occupation and use of the Premises, daily from 7:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.); Sundays and holidays excepted. When Tenant desires heat and air-cooling at hours other than those stated in the preceding sentence, the cost of such service shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord. Wherever heat generating machines or equipment are used by Tenant in the Premises, which affect the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install supplementary air-conditioning units in the Premises and the expense of installation shall be paid by Tenant. The expense resulting from the operation and maintenance of the supplementary air conditioning system shall be paid by the Tenant to the Landlord as additional rent at rates fixed by Landlord.

            (b) Cold water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant in the Premises with Landlord's written consent, and hot water in common with other tenants for lavatory purposes from regular Building supply. Tenant shall pay Landlord as additional rent at rates fixed by Landlord for water furnished for any other purposes.

            (c) Automatic passenger elevator service. Freight elevator service shall be subject to scheduling by Landlord.

            (d) Landlord shall permit Tenant to receive direct service from public utility companies at Tenant's sole cost and expense. Tenant shall make all necessary arrangements for metering and paying for such service furnished to Tenant and Tenant shall pay for all charges for such service on the Premises during Tenant's occupancy thereof.

      The Landlord will maintain the building and provide a level of service consistent with first class renovated office buildings in the Chicago area. However, the Landlord does not warrant that any of the services above mentioned will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of the Landlord to obtain fuel or supplies or any other cause or causes beyond the reasonable control of the Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of the Tenant's use and possession of the Premises or any part thereof, or render the Landlord liable to the Tenant for damages, or relieve the Tenant from performance of the Tenant's obligations under the Lease.

      4. CONDITION OF PREMISES. The Tenant's taking possession shall be conclusive evidence as against the Tenant that the Premises were in good order and satisfactory condition when the Tenant took possession (it being understood that the Premises are being leased in an as is condition and that Tenant has been in possession of the Premises prior to the date hereof). No promise of the Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by the Landlord to the Tenant, unless the same is contained herein, or made a part hereof, or in a written document signed by Landlord or its Agent. This Lease does not grant any air rights over the Property.

      5. USE OF PREMISES. The Tenant shall occupy and use the Premises during the Term for the purpose specified at the beginning of this Lease and none other. In this connection, Tenant covenants that Tenant shall:

            (a) Not make or permit to be made any use of Premises which, directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations; nor shall Tenant do, or permit to be done, any act or thing upon the Premises which will be in conflict with fire insurance policies covering the Building. The Tenant, at its sole expense, shall comply with all rules, regulations or requirements of the local Inspection and Rating Bureau, or any other similar body, and shall not do, or permit anything to be done upon the Premises, or bring or keep anything thereon in violation of such rules, regulations, or requirements, and then only in such quantity and manner of storage as not to increase the rate of fire insurance applicable to the Building.

            (b) Not install any sign in the Premises other than signs installed by Landlord at Tenant's expense and in such manner, character and style as Landlord may approve in writing, such approval not to be unreasonably withheld.

            (c) Not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purpose other than that of business address of the Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord's express prior written consent;

            (d) Not obstruct, or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building;

            (e) Not permit a bicycle or other vehicle or dog or other animal or bird to be brought into the Building or any part thereof;

            (f) Not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Premises, and shall not create or maintain a nuisance thereon, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building;

            (g) Not install any musical instrument or equipment in the Building or any antennas, aerial wires or other equipment inside or outside the Building, without, in each and every instance, prior written consent of the Landlord. The use thereof, if permitted, shall be subject to control by the Landlord to the end that others shall not be disturbed or annoyed;

            (h) Not waste water by tying, wedging or otherwise fastening open, any faucet;

            (i) Not attach any additional locks or similar devices to any door. No keys for any door other than those provided by the Landlord shall be made. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment therefor by the Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys for the Premises and shall advise the Landlord of all combinations for locks on safes, cabinets and vaults;

            (j) Be responsible for the locking of doors in and to the Premises. Any damage resulting therefrom shall be paid for by the Tenant;

            (k) Not bore, cut or install wires or cables for telegraphic, telephonic, burglar alarm or signal service, without the prior written approval of the Landlord which shall not be unreasonably withheld. The Landlord will direct where and how connections and all wiring for such service shall be introduced and run;

            (l) Not install shades, draperies or other forms of inside window covering without prior approval of the Landlord which shall not be unreasonably withheld as to shape, color and material;

            (m) Not overload any floor. Safes, furniture and all large articles shall be brought through the Building and into the Premises at such times and in such manner as the Landlord shall direct and at the Tenant's sole risk and responsibility. The Tenant shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved at the Office of the Building or by a designated person before building employees will permit any article to be removed;

            (n) Not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating except small kitchen refrigerator or heating device except coffee machines or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending machines, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzene, or any explosive or other articles hazardous to persons or property, without the prior written consent of Landlord in each and every instance;

            (o) Not place or allow anything to be against or near the glass of partitions, doors or windows of the Premises which may diminish the light in, or be unsightly from the exterior of the Building, public halls or corridors;

            (p) Not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of the Landlord. The Tenant shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and shall not use more than such safe capacity. The Landlord's consent to the installation of electric equipment shall not be construed to permit the Tenant to use more electricity than such safe capacity;

            (q) Unless installed by Landlord, install, maintain and not remove carpet padding and carpet in the entire Premises, or such other floor covering as approved in writing in advance by Landlord;

            (r) Provide janitorial service for the Premises at its own expense on a daily basis, each business day. Landlord shall furnish Tenant with a list of acceptable name(s) of janitorial services for Tenant's use. If the Tenant and substantially all other Tenants are not satisfied with the janitorial service, Landlord shall provide Tenant with a list of other janitorial services which may be used by Tenant;

            (s) Pay for all utility services used in the Premises, except for those utilities which Landlord is specifically providing in this Lease and then only to the extent payment by Landlord is specifically provided in this Lease.

The Tenant shall be liable to the Landlord for all damages resulting from the breach of any covenant contained in this Paragraph 6, including the right to enjoin Tenant from continuing the breach of any such covenants. Nothing in this Lease shall be construed to impose any duty or obligation upon Landlord to enforce any of the provisions of this Paragraph 6, or the terms, covenants or conditions of any other lease against any other Tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, invitees or licensees.

      6. CARE AND MAINTENANCE. Subject to the provisions of Paragraph 10, the Tenant shall, at Tenant's own expense, keep the Premises in good condition and shall pay for the repair of any damage caused by Tenant, its employees, agents, invitees, or Licensees during the

Term. The Tenant shall pay the Landlord for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the Premises cannot be made during ordinary business hours.

      7. ALTERATIONS. The Tenant shall not do any painting or decorating, or erect any partitions, make any alterations in or additions to the Premises or do any mailing, boring or screwing into the ceilings, walls or floors, in accordance with the rules of Landlord for doing so. Unless otherwise agreed by Landlord and Tenant in writing, all such work shall be performed either by or under the direction of Landlord, but at the expense of Tenant. The Landlord's decision to refuse such consent shall be conclusive which shall not be unreasonably withheld. If the Landlord consents to such alterations or additions, before commencement of the work or delivery of any materials onto the Premises or into the Building, the Tenant shall furnish the Landlord for approval:

            (a)   Plans and specifications;

            (b)   Names and addresses of contractors;

            (c)   Copies of contracts;

            (d)   Necessary permits;

            (e) Indemnification in form and amount satisfactory to Landlord and certificates of insurance from all contractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions.

      Whether the Tenant furnishes the Landlord the foregoing or not, the Tenant hereby agrees to hold the Landlord, its beneficiaries, and their respective agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Any mechanic's lien filed against the Premises, or the Building of which the same form a part, for work claimed to have been furnished to the Tenant shall be discharged of record by the Tenant within ten (10) days thereafter, at the Tenant's expense. Provided that such discharge shall not be required if Tenant provides Landlord security adequate in Landlord's reasonable judgment, to protect Landlord from any loss, cost, damage and expense in connection with any such lien. Upon completing any alterations or additions, the Tenant shall furnish the Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations and additions shall comply with all insurance requirements and with all ordinances and regulations of any pertinent governmental authority. All alterations and additions shall be constructed in a good and workmanlike manner and good grades of materials shall be used.

      All additions, decorations, fixtures, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the Premises, whether placed there by the Tenant or by the Landlord, shall, unless the Landlord requests their removal, become the Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to the Tenant. If, upon the Landlord's request, the Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements, the Landlord may remove the same and the Tenant shall pay the cost of such removal to the Landlord upon demand. Notwithstanding the foregoing, it is understood that the foregoing items which are present in the Premises as of the date of this Lease shall remain and shall not be subject to Landlord's request for their removal.

      8. ACCESS TO PREMISES. The Tenant shall permit the Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises. The Landlord or Landlord's agents shall have the right to enter upon the Premises, to inspect the same, and to make such decorations, repairs, alterations, improvements or additions to the Premises or the Building as the Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of the Tenant in whole or in part and the rent reserved shall not abate (except as provided in Paragraph 10) while said decorations, repairs, alterations or improvements are being made, by reason of loss or interruption of business of the Tenant, or otherwise. If the Tenant shall not be personally present to permit an entry into said Premises, when for any reason an entry therein shall be necessary or desirable, the Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering the Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. The Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to the Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets or public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities. The Landlord shall not be liable to the Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley.

      9. UNTENANTABILITY. If the Premises or the Building are made untenantable by fire or other casualty, Landlord may elect:

            (a) To terminate this Lease as of the date of the fire or casualty by notice to the Tenant within sixty (60) days after that date, or

            (b) To proceed with due diligence to repair, restore or rehabilitate the Building or the Premises at Landlord's expense, in which latter event this Lease shall not terminate. If said repair, restoration or rehabilitation is not substantially completed within six (6) months after the date of such fire or other casualty, Tenant may elect to terminate this Lease as of the date of such fire or other casualty by written notice to Landlord within ten (10) days after the expiration of said six (6) month period.

In the event the Lease is not terminated pursuant to this Paragraph, rent shall abate on a per diem basis during the period of untenantability of the Premises. In the event of the termination of this Lease pursuant to this Paragraph, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty. In the event that the Premises are partially damaged by fire or other casualty but are not made wholly untenantable, then Landlord shall, except during the last year of the Term, proceed with due diligence to repair and restore the Premises and the rent shall abate in proportion to the nonusability of the Premises during the period of untenantability. If a portion of the Premises are made untenantable as aforesaid during the last year of the Term, Landlord shall have the right to terminate this Lease as of the date of the fire or other casualty by giving written notice thereof to Tenant within thirty (30) days after the date of fire or other casualty, in which event the rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.

      10. INSURANCE. Tenant agrees that it will at all times during the Term, and any extensions, keep in full force and effect:

            (a) comprehensive general public liability insurance with respect to the Premises and the business operated by Tenant or any other occupant of the Premises, such insurance to afford protection to the limit of not less than $1,000,000 in respect to each person and to the limit of not less than $2,000,000 in respect to any one occurrence, and to the limit of not less than $500,000 in respect to property damage; and

            (b) insurance against fire, sprinkler, leakage, vandalism, and the extended coverage perils for the full insurable value of all additions, improvements and alterations to the Premises (except to the extent the same are included within the definition of "Work," but not "Additional Work" as set forth in Exhibit C), and all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

Such policies shall name Tenant and Landlord, and any other person, firm or corporation involved with the Building and reasonably designated by Landlord as insureds and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord at least ten (10) days prior written notice thereof. The insurance shall be in form (including the amount of any so-called "deductible"), and written by insurance companies reasonably acceptable to Landlord, and a certificate of insurance shall be delivered to Landlord prior to commencement of the Term and not less than ten (10) days prior to the expiration of the term of such insurance, whether expiration is due to lapse of time or cancellation or for any other reason. In the event Tenant shall fail to provide said insurance, Landlord may, but shall be under no obligation to, procure such insurance in which event Tenant agrees to pay to Landlord, as Additional Rent, the amount of premium therefor on the first day following the month in which Landlord notifies Tenant of the amount of premium due hereunder.

      11. SUBROGATION. The parties hereto agree to have any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with the following subrogation clause: "This insurance shall not be invalidated should the insured waive prior to a loss any or all right of recovery against any party for loss occurring to the property described herein." Each party hereto hereby waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance.

      12. EMINENT DOMAIN. If the Building, or a substantial part of the Premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, the Term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to the Landlord Tenant's interest in such award, if any. Current Rent shall be apportioned as of the date of such termination. If any part of the Building, other than the Premises or any part of the Building not constituting a substantial part of the Premises, shall be so taken or condemned, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building, the Landlord shall have the right to cancel this Lease upon not less than ninety (0) days prior written notice to the Tenant specifying the date of cancellation. No money or other consideration shall be payable by the Landlord to the Tenant for the right of cancellation, and the Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the change of grade.

      13. ASSIGNMENT-SUBLETTING. Tenant shall not, without Landlord's prior written consent which shall not be unreasonably withheld:

            (a) Assign, hypothecate, mortgage, encumber, or convey this Lease or any interest under it;

            (b) Allow any transfer thereof or any lien upon Tenant's interest by operation of law;

            (c) Sublet the demised Premises in whole or in part.

            The following provisions apply to subletting:

            (d) Prior to making any sublease, Tenant shall first notify Landlord in writing of its election to sublease all or a portion of the Premises, such notice to include a copy of the proposed sublease. At any time within thirty (30) days after service of said notice, Landlord shall notify Tenant that:

                  (i)   it consents to the sublease, or

                  (ii)  it refuses to consent to the sublease, or

                  (iii) with respect to the proposed sublease of the entire
            Premises, it cancels the Lease effective as of the beginning of the sublease term, or

                  (iv) with respect to the proposed sublease of part of the
            Premises, effective as of the beginning of the sublease term it amends the Lease to reduce the Premises by the portion of the Premises proposed to be sublet and further appropriately amends the Lease because of the reduction of the Premises.

            (e) The use for which the Premises may be sublet shall be only for lawful office use in keeping with the general character of the Building.

            (f) If Tenant shall sublet the Premises at a rental in excess of the Rent, said excess rental shall be shared equally between Landlord and Tenant and shall be paid to Landlord promptly when due under any such subletting as additional rent hereunder.

      Any assignment or subletting shall not release Tenant of liability under this Lease or permit any subsequent prohibited act, unless specifically provided in such consent.

      14. WAIVER OF CLAIMS AND INDEMNITY. Except for the negligence of the Landlord, its beneficiaries and their respective agents and employees (but not to the extent that Tenant does not have insurance coverage with respect thereto), to the extent permitted by law, the Tenant releases the Landlord, its beneficiaries, and their respective agents and servants from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting from the Building or Premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, other than Landlord's agents and servants as provided above. Without limiting the generality of the foregoing, this Paragraph 14 shall apply to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of other tenants, occupants or servants in the Building or of any other person (other than Landlord's agents and servants as provided above), and whether such damage be caused or result from any thing or circumstances above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage, whether to the Premises or to the Building or any part thereof, or whether to the Landlord or other tenants in the Building, results from any act or neglect of the Tenant, its employees, agents, invitees and customers, the Tenant shall be liable therefor and the Landlord may, at the Landlord's option, repair such damage and the Tenant shall, upon demand by Landlord, reimburse the Landlord forthwith for the total cost of such repairs. The Tenant shall not be liable for any damage caused by its act or neglect if the Landlord or a tenant has recovered the full amount of the damage from insurance and the insurance company has waived its right of subrogation against the Tenant. All property belonging to the Tenant or any occupant of the Premises that is in the building or the Premises shall be there at the risk of the Tenant or other person only, and the Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

      Except for the negligence of the Landlord, its beneficiaries and their respective agents and employees, Tenant agrees to indemnify and save the Landlord, its beneficiaries, and their respective agents and employees harmless against any and all claims, demands, costs and expenses, including reasonable attorney's fees for the defense thereof, arising from Tenant's occupation of the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, servants, employees or invitees, in or about the Premises. In case of any action or proceeding brought against Landlord, its beneficiaries, or their respective agents or employees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by retaining counsel reasonably satisfactory to Landlord.

      15. MORTGAGE-GROUND LEASE. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both hereinafter referred to as a "Mortgage") against the Property or any interest therein, and may sell and lease back the underlying land on which the Building is situated. This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to any such Mortgage and/or ground lease, now or hereafter existing and all amendments, modifications and renewals thereof and extensions, consolidations or replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver such further instruments subordinating this Lease to said Mortgage or ground lease as may be requested in writing by Landlord from time to time.

      Should any Mortgage affecting the Building or the Property be foreclosed or if any ground lease be terminated:

            (a) The liability of the mortgagee, trustee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Property and such liability shall continue or survive after further transfer of ownership;

            (b) Upon request of the mortgagee or trustee, Tenant will attorn, as tenant under this Lease, to the purchaser at any foreclosure sale thereunder or if any ground lease be terminated for any reason, Tenant will attorn as tenant under this Lease to the ground Lessor under the ground lease and will execute such instruments as may be necessary or appropriate to evidence such attornment. The aforesaid subordination of this Lease is subject to Tenant's right to continue in possession of the Premises so long as Tenant is not in default hereunder and is attorning as required herein.

      16. CERTAIN RIGHTS RESERVED TO THE LANDLORD. The Landlord reserves and may exercise the following rights in a reasonable manner without affecting Tenant's obligations hereunder:

            (a)   To change the name or street address of the Building;

            (b) To install and maintain a sign or signs on the interior or exterior of the Building;

            (c) To have access for the Landlord and the other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Post Office;

            (d) To designate all sources furnishing sign painting and lettering, ice, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises;

            (e) To decorate, remodel, repair alter or otherwise prepare the Premises for reoccupancy if Tenant vacates the Premises prior to the expiration of the Term;

            (f) To retain at all times pass keys to the Premises;

            (g) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

            (h) To exhibit the Premises to others and to display "For Rent" signs on the Premises;

            (i) To close the Building after regular working hours and on the legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include, without limiting the generality of the foregoing, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;

            (j) To approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or Premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility;

            (k) To take any and all measures, including inspections, repairs, alterations, decoration, additions and improvements, to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord's interests, or as may be necessary or desirable in the operation of the Building.

      The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant and without abatement of rent or affecting any of the Tenant's obligations hereunder.

      17. HOLDING OVER. If the Tenant retains possession of the Premises or any part thereof after termination of the Term or any extension thereof, by lapse of time or otherwise, the Tenant shall pay the Landlord the monthly Rent, at 150% of the rate payable for the month immediately preceding said holding over (including increases for Expenses and Taxes which Landlord may reasonably estimate), computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that the Tenant thus remains in possession, and in addition thereto, if such retention of possession by Tenant is for a period in excess of fifteen (15) business days after Landlord gives Tenant written notice to vacate (which notice may be given prior to the termination of the Term), but not sooner than January 10, 1999, Tenant shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession. The provisions of this paragraph do not exclude the Landlord's rights of re-entry or any other rights hereunder.

      18. LANDLORD'S REMEDIES. All rights and remedies of the Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law.

            (a) If the Tenant defaults in the payment of Rent, and the Tenant does not cure the default within five (5) days after demand for payment of such Rent or if the Tenant defaults in the prompt and full performance of any other provisions of this Lease, and the Tenant does not cure the default within twenty (20) days after written demand by the Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith) or if the leasehold interest of the Tenant be levied upon under execution or be attached by process of law, or if the Tenant makes an assignment for the benefit of creditors or admits its inability to pay its debts generally, or if a receiver be appointed for any property of the Tenant, or if the Tenant abandons the Premises, then, and in any such event, the Landlord may, if the Landlord so elects but not otherwise, and with or without notice of such election, and with or without any demand whatsoever, either forthwith terminate this Lease and the Tenant's right to possession of the Premises or, without terminating this Lease, forthwith terminate the Tenant's right to possession of the Premises.

            (b) Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord full and free license to enter into and upon the Premises in such event with process of law and to repossess the Landlord of the Premises as of the Landlord's former estate and to expel or remove the Tenant and any others who may be occupying or be within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing the Landlord's rights to Rent or any other right given to the Landlord hereunder or by operation of law.

            (c) If the Landlord elects to terminate the Tenant's right to possession only, without terminating the Lease, the Landlord may, at the Landlord's option, enter into the

      Premises, remove the Tenant's sign and other evidences of tenancy, and take and hold possession thereof as in subparagraph (b) of this Paragraph, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligation to pay the Rent hereunder for the full Term, and in any such case the Tenant shall pay forthwith to the Landlord, if the Landlord so elects, a sum equal to the entire amount of the Rent for the remainder of the Term plus any other sums then due hereunder. Upon and after entry into possession without termination of the Lease, the Landlord may, but need not, relet the Premises or any part thereof for the account of the Tenant to any person, firm or corporation other than the Tenant for such rent, for such time and upon such terms as the Landlord in the Landlord's sole discretion shall determine, and the Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instructions given by the Tenant about such reletting. In any such case, the Landlord may make repairs, alterations additions in or to the Premises and redecorate the same to the extent deemed by the Landlord necessary or desirable, and the Tenant shall, upon demand, pay the cost thereof, together with the Landlord's expenses of the reletting. If the consideration collected by the Landlord upon any such reletting for the Tenant's account is not sufficient to pay monthly the full amount of the Rent reserved in this Lease, together with the cost of repairs, alterations, additions, redecorating and the Landlord's expenses, the Tenant shall pay to the Landlord the amount of each monthly deficiency upon demand.

            (d) If any involuntary action or proceeding under any section or sections of any bankruptcy act in any court or tribunal shall adjudge or declare Tenant insolvent or unable to pay Tenant's debts, or if any voluntary petition or similar proceeding under any section or sections of any bankruptcy act shall be filed by Tenant in any court or tribunal to declare Tenant insolvent or unable to pay Tenant's debts, then and in any such event Landlord may, if Landlord so elects but not otherwise, and with or without notice of such election, and with or without entry or other action by Landlord, forthwith terminate this Lease, and notwithstanding any other provision of this Lease, Landlord shall forthwith upon such termination be entitled to recover damages in an amount equal to the then present value of the Rent for the remainder of the Term, less the fair rental value of the Premises for the remainder of the Term.

            (e) Any and all property which may be removed from the Premises by the Landlord pursuant to the authority of the Lease or of law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the risk, cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be to the Landlord's possession or under the Landlord's control. Any such property of the Tenant not retaken from storage by the Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by the Tenant to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant.

            (f) Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity, and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

            (g) The Tenant shall pay upon demand all the Landlord's reasonable costs, charges and expenses, including the fees of counsel, agents and others retained by the Landlord, incurred in enforcing the Tenant's obligations hereunder or incurred by the Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord, without the Landlord's fault, to become involved or concerned.

      19. DEFAULT UNDER OTHER LEASE. If the term of any lease, other than this Lease, made by the Tenant for any premises in the Building shall be terminated or terminable after the making of this Lease because of any default by the Tenant under such other lease, such fact shall empower the Landlord, at the Landlord's sole discretion, to terminate this Lease by notice to the Tenant.

      20. SURRENDER OF POSSESSION. Upon the expiration or other termination of the terms of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear expected, and Tenant shall remove all of its property except as otherwise provided in Paragraph 8.

      If the Tenant does not remove its property of every kind and description from the Premises prior to the end of the Term, however ended, and Landlord shall not have requested the removal of same by Tenant pursuant to Paragraph 8, the Tenant shall be conclusively presumed to have conveyed the same to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant and the Landlord may remove the same and the Tenant shall pay the cost of such removal to the Landlord upon demand.

      Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

      21. NOTICES. Notices shall be in writing. The time of mailing shall be the time of the notice.

            (a) Notices shall be effectively served by Landlord upon Tenant by forwarding through Certified or Registered Mail, postage prepaid, to Tenant at: Mobius Management Systems, Inc., 1 Ramada Plaza, New Rochelle, NY 10801.

            (b) Notice shall be effectively served by Tenant upon Landlord when addressed to Landlord and served by forwarding through Certified or Registered Mail, postage prepaid, to Landlord c/o Epstein Real Estate, Inc. at the Building or if notified of another address by Landlord, in writing, at such other address.

      22. SECURITY DEPOSIT. Tenant agrees to deposit with Landlord, upon the execution of this Lease, the sum of $6,913.42 as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, payment of the Base Rent and Additional Rent, Landlord may use, apply, or retain the whole or any part of the security so deposited for the payment of any such rent in default, or for any other sum which the Landlord may expend or be required to expend by reason of Tenant's default including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after any re-entry by Landlord. If any of the security shall be so used, applied or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, on written demand therefor by Landlord, pay to Landlord such additional sum as may be necessary to restore the security to the original amount set forth in the first sentence of this paragraph. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the security, or any balance thereof, shall be returned to Tenant upon the last to occur of the following events:

            (a)   The time fixed as the expiration of the Term;

            (b)   The removal of Tenant from the Premises;

            (c) The surrender of the Premises by Tenant to Landlord in accordance with this Lease;

            (d) The time required for the Additional Rent to have been computed by Landlord and paid by Tenant.

Except as otherwise required by law, Tenant shall not be entitled to any interest on the security deposit. In the absence of evidence satisfactory to Landlord to an assignment of the right to receive the security deposit or the remaining balance thereof, Landlord may return the security deposit to the original Tenant, regardless whether this Lease has been subsequently assigned by Tenant. If Landlord transfers ownership of the Building during the Term, Landlord shall also transfer Tenant's security deposit to the new owner and Landlord shall thereafter be relieved of any liability for returning the security deposit to Tenant.

      23. COVENANT AGAINST LIENS. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Property, Building or Premises, and any and all liens encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees no to suffer or permit any lien of mechanics or materialmen or others to be placed against the Property, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case any such lien attaches, Tenant covenants and agrees immediately to cause it to be released and removed.

      24.   MISCELLANEOUS

            (a) No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term or affect any such notice, demand or suit.

            (b) No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

            (c) The words "Landlord" and "Tenant" wherever used in the Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provision hereof apply either to corporations or individuals, masculine or feminine, shall in all cases be assumed, as though in each case fully expressed.

            (d) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned with the express written consent of the Landlord.

            (e) Submission of this instrument for examination does not constitute a reservation of or option for the Premises. The instrument does not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

            (f) Unless otherwise provided in this Lease, all amounts owed by the Tenant to the Landlord shall be paid within ten (10) days from the date the Landlord renders statements of account therefor. All such amounts (including Base Rent and Additional Rent) shall bear interest from the date due until the date paid at the rate of 2% above the announced prime rate of interest of the First National Bank of Chicago in effect on the date of payment.

            (g) All riders attached to this Lease and initialed by the Landlord and the Tenant are hereby made a part of this Lease as though inserted in this Lease.

            (h) The paragraph headings are for convenience only and do not limit or construe the contents of the paragraphs.

            (i) If the Tenant shall occupy the Premises prior to the beginning of the Term with the Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the Premises.

            (j) Should any Mortgage require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant, then and in such event, Tenant agrees that this Lease may be so modified.

            (k) The Tenant represents that the Tenant has not dealt with any real estate broker in connection with this Lease, except for Cawley & Associates, whose fee shall be paid by Landlord, and that insofar as the Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant indemnifies and holds Landlord, its beneficiaries and their respective agents and employees harmless from all claims of any other broker or brokers in connection with this Lease.

            (l) The Tenant agrees that from time to time upon not less than ten
      (10) days prior request by the Landlord, the Tenant will deliver to the Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (ii) the dates to which the Rent and other charges have been paid, and (iii) that so far as the person making the certificate knows, the Landlord is not in default under any provision of this Lease.

            (m) The Tenant agrees that from time to time upon not less than ten
      (10) days' prior request by the Landlord, the Tenant will deliver to Landlord if requested of Landlord by a prospective lender or a prospective purchaser of the Building, a letter of limited financial information, including references.

            (n) The Landlord's title is and always shall be paramount to the title of the Tenant, and nothing herein contained shall empower the Tenant to do any act which can, shall or may encumber such title.

            (o) The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease.

            (p) If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

            (q) Landlord shall have the right to adopt reasonable rules and regulations pertaining to the Building which will be binding on the Tenant.

            (r) Tine is of the essence of this Lease, and all provisions herein shall be strictly construed.

      25. LANDLORD's LIABILITY. This Lease is executed by the undersigned Landlord, not personally, but solely as Trustee as aforesaid, and it is expressly understood and agreed by the parties hereto, anything herein to the contrary notwithstanding, that each and all of the covenants, undertakings, representations and agreements of the Trustee are not made individually, or for the purpose of binding it personally, but this instrument is executed and delivered by the Landlord as Trustee, solely in the exercise of the powers conferred upon it as such Trustee under said trust agreement and no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against the Landlord on account hereof, or on account of any covenant, undertaking, representation or agreement herein contained, either expressed or implied, all such personal liability, if any, being hereby expressly waived and released by the parties hereto, and by all persons claiming by or through or under said parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

                                          LANDLORD

                                    AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                    CHICAGO, NOT PERSONALLY BUT AS TRUSTEE UNDER
                                    TRUST AGREEMENT DATED FEBRUARY 14, 1983, AND
                                    KNOWN AS TRUST NO. 56881.

                                    By
                                       -------------------------
                                          Its -------------------------

ATTEST:


By -------------------------
      Its -------------------------

                                          TENANT

                                    MOBIUS MANAGEMENT SYSTEMS, INC.

                                    By -------------------------
                                          Its -------------------------

ATTEST:


By -------------------------
      Its -------------------------

                                   EXHIBIT A

                               PLAN OF PREMISES

                                   EXHIBIT B

                               LEGAL DESCRIPTION

Lots 18 to 22 both inclusive, in Block 11 in Canal Trustees' Subdivision of lots and blocks in the South West 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian, according to the Plat thereof recorded August 31, 1848 in Book 29 of Maps Page 52 (New Volume Page 24 and re-recorded September 24, 1877 in Book 13 of Plats, Page 22) said Subdivision being also known as part of original Town of Chicago Section 9, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.

RIDER ATTACHED TO AND MADE A PART OF THAT CERTAIN LEASE DATED DECEMBER 20, 1993, FOR A PORTION OF THE PROPERTY COMMONLY KNOWN AS 600 WEST FULTON STREET, CHICAGO, ILLINOIS BY AND BETWEEN AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, NOT INDIVIDUALLY, BUT AS TRUSTEE UNDER A TRUST AGREEMENT DATED FEBRUARY 14, 1983, AND KNOWN AS TRUST AGREEMENT, LANDLORD AND MOBIUS MANAGEMENT SYSTEMS, INC., A NEW YORK CORPORATION, TENANT.

      R-1 USE OF TERMS; INCONSISTENCIES. All of the descriptive terms contained in this Rider shall have the same meanings as those that are in the Lease. In the event of any inconsistency between the provisions of this Rider and the Lease, the provisions of this Rider shall prevail.

      R-2 BASE RENT. Effective February 1, 1994, the Base Rent for the Premises, shall be as follows:

                                      Annual                       Base
Lease Period                        Base Rent                  Monthly Rent
------------                        ---------                  ------------
February 1, 1994 -
January 31, 1995                    $82,961.04                  $6,913.42

February 1, 1995 -
January 31, 1996                    $84,620.28                  $7,051.69

February 1, 1996 -
January 31, 1997                    $86,312.64                  $7,192.72

February 1, 1997 -
January 31, 1998                    $88,038.84                  $7,336.57

February 1, 1998 -
January 31, 1999                    $89,799.60                  $7,483.30

      R-3 OPERATING EXPENSE BASE AMOUNT. Effective February 1, 1994, the Operating Expense Base Amount shall equal $4.30 per rentable square foot (irrespective of whether the 1994 actual Operating Expenses are more or less than $34.30 per rentable square foot). The Operating Expense Escalation Amount (being the Tenant's Proportionate Share of the amount by which the actual Operating Expenses incurred by Landlord for each Calendar Year exceeds the Operating Expense Base Amount) for the period of February 1, 1994 thru December 31, 1994, shall be computed on the excess of the actual Operating Expenses for 1994 over the Operating Expense Base Amount, prorated for the period of February 1, 1994 thru December 31, 1994. Thereafter, the Operating Expense Escalation Amount shall not exceed 106% on an annual cumulative basis of the 1994 actual Operating Expenses.

      R-4 RIGHT OF FIRST OPPORTUNITY If Tenant shall duly and faithfully perform all of the terms, covenants and conditions of the Lease and so long as Tenant has not notified

Landlord of its desire to assign the Lease or sublet all or any portion of the Premises, Tenant shall have the right of first opportunity to lease space on the third floor of the Building which is contiguous to the Premises if and when such space becomes available for occupancy by other than the then existing occupant of such space upon the basic terms set forth in Landlord's notice described in the next sentence. Said right of first opportunity shall be exercisable by written notice to Landlord within three days following Tenant's being notified by Landlord that such space will be available, which notice shall set forth the basic terms upon which Landlord is prepared to offer such space to a third party, except that Tenants' right with respect to such space on the third floor shall be subject to the leasing rights of Andersen Consulting and the Fraternal Order of Police with respect thereto, for a term expiring on January 31, 1999 or, if Tenant has exercised its option to extend pursuant to paragraph R-5 below, January 31, 2004 or January 31, 2009, as the case may be. If Tenant duly exercises its right of first opportunity but Tenant does not sign and deliver to Landlord an amendment to this Lease prepared by Landlord for said space within three days after being furnished with same, then Tenant's right of first opportunity shall be null and void.

      R-5 RENEWAL OPTION. If Tenant shall duly and faithfully perform all of the terms, covenants and conditions of this Lease and so long as Tenant has not notified Landlord of its desire to assign the Lease or sublet all or any portion of the Premises, Tenant shall have the right exercisable by giving written notice to Landlord not later than October 31, 1998, to extent the Term of this Lease for the five year period of February 1, 1999, to January 31, 2004, upon the same terms and conditions as contained in the Lease, except that the Base Rent for the Premises shall be at 95% of the then prevailing market rate for comparable space in the Building as determined by the Landlord, the Additional Rent shall be the same as then being offered by the Landlord for comparable space in the Building (without any limitation on the Operating Expense Escalation Amount). If Tenant shall duly and faithfully perform all of the terms, covenants and conditions of this Lease and has exercised its option to extend the Term of the Lease to January 31, 2004, and so long as Tenant has not notified the Landlord of its desire to assign the Lease or sublet all or any portion of the Premises, Tenant shall have the right exercisable by giving written notice to Landlord not later than October 31, 2003, to extend the Term of the Lease for the five year period of February 1, 2004 to January 31, 2009, upon the same terms and conditions contained in the Lease, except that the Base Rent for the Premises shall be at 95% of the then prevailing market rate for comparable space in the Building as determined by Landlord, the Additional Rent shall be the same as then being offered by Landlord for comparable space in the Building (without any limitation on the Operating Expense Escalation Amount).

      R-6 CANCELLATION OPTION. Provided that Tenant has fully performed all the Terms and conditions of this Lease and Tenant has not leased any additional space pursuant to paragraph R-4 above, Tenant shall have the option to terminate the Lease effective as of January 31, 1997, exercisable by written notice to Landlord no later than six months prior to the effective date of termination and the payment by Tenant to Landlord with such notice of the sum of $20,000.00.

      R-7 Landlord shall be responsible for the cost to prepare floor for re-carpeting, recarpet and repaint the Premises.

Whenever reference is made in this Lease to the Term of Lease, the same shall include the extension of the Term resulting from the exercise of the option conferred upon Tenant hereunder unless the context requires otherwise. The options of Tenant to extend set forth in this Paragraph R-5 shall include the Premises and any additional space leased by Tenant pursuant to Paragraph R-4 above.

LANDLORD                                   TENANT

AMERICAN NATIONAL BANK AND                 MOBIUS MANAGEMENT SYSTEMS,
  TRUST COMPANY OF CHICAGO,
  NOT PERSONALLY BUT AS TRUSTEE              INC.
  UNDER TRUST AGREEMENT DATED
  FEBRUARY 14, 1983, AND KNOWN
  AS TRUST NO. 56881.


By                                           By
   -------------------------                    -------------------------
      Its                                          Its
          -------------------------                   -------------------------

                                       -3-